Exhibit 99.1 Officer's Certificate regarding Annual Statement of Compliance of Washington Mutual Mortgage Securities Corp.

                   WASHINGTON MUTUAL MORTGAGE SECURITIES CORP.
                              OFFICER'S CERTIFICATE

The undersigned officer of Washington Mutual Mortgage Securities Corp., a Delaware corporation (the "Servicer") hereby certifies on behalf of the Servicer and on his own behalf for purposes of the WaMu Mortgage Pass-Through Certificates, Series 2005-AR1, as follows:

1. I am the duly appointed and qualified President of the Servicer.

2. Capitalized terms used and not defined herein shall have the meanings ascribed to such terms in the Pooling and Servicing Agreement related to the above-referenced series of Certificates.

3. I am duly authorized to execute and deliver this Officer's Certificate on behalf of the Servicer.

4. A review of the activities of the Servicer during the preceding calendar year and performance under this Agreement has been made under my supervision.

5. To the best of my knowledge, based on such review, the Servicer has fulfilled all its obligations under the Agreement throughout such year.



     IN WITNESS WHEREOF, I have signed my name as of March 30, 2006.





                   WASHINGTON MUTUAL MORTGAGE SECURITIES CORP.


                     By: /s/ Thomas G. Lehmann
                         -------------------------------------
                         Thomas G. Lehmann
                         President